     As filed with the Securities and Exchange Commission on September 16, 1999
                                                          Registration No. 333-
===============================================================================

                        SECURITIES AND EXCHANGE COMMISSION
                              Washington, D.C. 20549
                            ---------------------------
                                      FORM S-8

                                REGISTRATION STATEMENT
                                        UNDER
                              THE SECURITIES ACT OF 1933
                               ------------------------
                                  CATHAY BANCORP, INC.
                 (Exact name of registrant as specified in its charter)

             DELAWARE                                       95-4274680
 (State or other jurisdiction of                          (I.R.S. Employer
 incorporation or organization)                          Identification No.)

                                777 NORTH BROADWAY
                           LOS ANGELES, CALIFORNIA 90012
                  (Address of principal executive offices) (Zip code)

                      CATHAY BANCORP, INC. EQUITY INCENTIVE PLAN
                                  (Full title of plan)
                            ---------------------------------
                                  MR. DUNSON K. CHENG
                                 CHAIRMAN AND PRESIDENT
                                   CATHAY BANCORP, INC.
                                    777 NORTH BROADWAY
                              LOS ANGELES, CALIFORNIA 90012
                         (Name and address of agent for service)
                                     (213) 625-4700
               (Telephone number, including area code, of agent for service)
                              -----------------------------

                                  With a Copy to:
                               STEVEN O. WEISE, ESQ.
                          HELLER EHRMAN WHITE & MCAULIFFE
                        601 SOUTH FIGUEROA STREET, 40TH FLOOR
                             LOS ANGELES, CALIFORNIA 90017
                                    (213) 689-0200
                              -----------------------------

                             CALCULATION OF REGISTRATION FEE
================================================================================

                                                                           Proposed             Proposed
                                                                           maximum              maximum            Amount of
                Title of securities                    Amount to        offering price         aggregate          registration
                  to be registered                  be registered(1)     per share(2)      offering price(2)         fee(2)
------------------------------------------------- --------------------------------------- --------------------- ----------------
       COMMON STOCK, $.01 PAR VALUE PER SHARE          1,075,000           $37.00              $39,775,000           $11,058
================================================================================================================================

(1) In addition, pursuant to Rule 416(c) under the Securities Act of 1933, this registration statement also covers an indeterminate amount of interests to be offered or sold pursuant to the employee benefit plan described herein. Such interests include an indeterminate number of additional shares that may be issued to adjust the number of shares issued pursuant to such employee benefit plan as the result of any future stock split, stock dividend or similar adjustment of registrant's outstanding common stock.
(2) Estimated solely for the purpose of computing the registration fee pursuant to Rule 457(c) of the Securities Act of 1933, based upon the closing sale price of the common stock as reported on the Nasdaq Stock Market on September 15, 1999.
================================================================================

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE.

         All documents filed by registrant pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, subsequent to the date of the filing of this registration statement and prior to the filing of a post-effective amendment to this registration statement which indicates that all securities offered under this registration statement have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference into this registration statement and to be a part hereof from the date of the filing of such documents.

         The following documents filed with the Securities and Exchange Commission are also incorporated herein by reference:

         1. Registrant's annual report on form 10-K, for the fiscal year ended December 31, 1998, filed pursuant to the Securities Exchange Act of 1934;

         2. Registrant's quarterly report on form 10-Q, for the quarterly period ended March 31, 1999, filed pursuant to the Securities Exchange Act 1934;

         3. Registrant's quarterly report on form 10-Q, for the quarterly period ended June 30, 1999, filed pursuant to the Securities Exchange Act of 1934; and

         4. The description of the common stock contained in registrant's amendment to registration statement on form 8-A/A filed with the Securities and Exchange Commission on September 16, 1999, under the Securities Exchange Act of 1934.


ITEM 4.  DESCRIPTION OF SECURITIES.

         Not applicable.


ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL.

         Not applicable.


ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

         Pursuant to Section 102(b)(7) of the Delaware General Corporation Law (the "DGCL"), registrant's Restated Certificate of Incorporation contains a provision which eliminates the personal liability of its directors to registrant and its stockholders for monetary damages resulting from breaches of their fiduciary duty as directors, other than liability for breaches of the duty of loyalty, acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, violations under

Section 174 of the DGCL or any transaction from which the director derived an improper personal benefit.

         Section 145 of the DGCL permits, and under certain circumstances requires, registrant to indemnify its directors, officers, employees and agents subject to certain conditions and limitations. Registrant's Bylaws also contain provisions to indemnify its agents, including its directors and officers. In addition, registrant maintains directors' and officers' liability insurance which insures against certain liabilities that its officers and directors may incur in such capacities and has entered into indemnity agreements with such officers and directors.


ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED.

         Not applicable.


ITEM 8.  EXHIBITS.

         4.1    Cathay Bancorp, Inc. Equity Incentive Plan*

         4.2    Form of Nonstatutory Stock Option Agreement

         5.1    Opinion of Heller Ehrman White & McAuliffe

         23.1   Consent of Heller Ehrman White & McAuliffe (included in
                Exhibit 5.1)

         23.2   Consent of KPMG LLP

         24.1 Power of Attorney of Certain Officers and Directors (included on pages II-4 and II-5)
------------------
*Previously filed as an exhibit to registrant's quarterly report on form 10-Q for the quarterly period ended March 31, 1998.


ITEM 9.        UNDERTAKINGS.

                (a)     The undersigned registrant hereby undertakes:

                        (1) To file, during any period in which offers or sales
                are being made, a post-effective amendment to this registration statement:

                             (i)  To include any prospectus required by
                        Section 10(a)(3) of the Securities Act of 1933;

                             (ii) To reflect in the prospectus any facts or
                        events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

                             (iii) To include any material information with
                        respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

                        PROVIDED, HOWEVER, that paragraphs (a)(1)(i) and
                (a)(1)(ii) do not apply if the registration statement is on Form S-3, Form S-8 or Form F-3 and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

                        (2) That, for the purpose of determining any liability
                under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                        (3) To remove from registration by means of a
                post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

                (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Los Angeles, California, on September 16, 1999.

                                                CATHAY BANCORP, INC.


                                                By  /s/ Dunson K. Cheng
                                                    -------------------
                                                        Dunson K. Cheng
                                                        Chairman and President


                                POWER OF ATTORNEY

         KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints DUNSON K. CHENG and ANTHONY M. TANG, or either of them, his attorneys-in-fact, with full power of substitution, for him in any and all capacities, to sign any amendments to this registration statement, and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that said attorneys-in-fact, or their substitutes, may do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.


       Signature                                Title                                     Date
       ---------                                -----                                     ----
/s/ Dunson K. Cheng                     Chairman of the Board and President        September 16, 1999
----------------------------------      (Principal Executive Officer)
Dunson K. Cheng


/s/ Anthony M. Tang                     Executive Vice President, Chief            September 16, 1999
---------------------------------       Financial Officer/Treasurer and
Anthony M. Tang                         Director (Principal Financial Officer
                                        and Principal Accounting Officer)


/s/ Ralph Roy Buon-Cristiani            Director                                   September 16, 1999
---------------------------------
Ralph Roy Buon-Cristiani


/s/ Kelly L. Chan                       Director                                   September 16, 1999
---------------------------------
Kelly L. Chan


                        [Signatures continued on next page]


       Signature                                Title                                     Date
       ---------                                -----                                     ----
/s/ Michael M.Y. Chang                  Director                                   September 16, 1999
---------------------------------
Michael M.Y. Chang


/s/ George T.M. Ching                   Vice Chairman of the Board                 September 16, 1999
--------------------------------
George T.M. Ching


/s/ Wing K. Fat                         Director                                   September 16, 1999
--------------------------------
Wing K. Fat


/s/ Patrick S.D. Lee                    Director                                   September 16, 1999
--------------------------------
Patrick S.D. Lee


/s/ Chi-Hung Joseph Poon                Director                                   September 16, 1999
--------------------------------
Chi-Hung Joseph Poon


/s/ Thomas G. Tartaglia                 Director                                   September 16, 1999
--------------------------------
Thomas G. Tartaglia


/s/ Wilbur K. Woo                       Director                                   September 16, 1999
--------------------------------
Wilbur K. Woo

                                       II-5

                                  EXHIBIT INDEX


Exhibits
4.1      Cathay Bancorp, Inc. Equity Incentive Plan*

4.2      Form of Nonstatutory Stock Option Agreement

5.1      Opinion of Heller Ehrman White & McAuliffe

23.1     Consent of Heller Ehrman White & McAuliffe
         (included in Exhibit 5.1)

23.2     Consent of KPMG LLP

24.1     Power of Attorney of Certain Officers and Directors (included on pages
         II-4 and II-5)
------------------
*   Previously filed as an exhibit to registrant's quarterly report on form 10-Q for the quarterly period ended March 31, 1998.
